UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to §240.14a-12

Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

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Pershing Square Capital Management, L.P. and certain affiliates (“Pershing Square”) placed the following advertisement in the Houston Chronicle:

ADPASCENDING
ADP SHAREHOLDERS:
MAKE YOUR VOTE COUNT
In an evolving industry, ADP must adapt to avoid losing ground to more innovative competitors.
ADP’s current plan: more of the same. Our plan: improve efficiency, innovation and customer service to drive strong and stable growth, and increase profits and long term shareholder value.
Join our live webcast in which all ADP shareholders can ask questions about our plan.
Tuesday, October 10, 2017 / 7:00 PM EDT. / www.ADPascending.com
Learn more about our plan and how to cast your vote for ADP’s future at www.ADPascending.com
Vote Gold

Pershing Square placed the following advertisement in the Chicago Tribune:

ADP ASCENDING
ADP SHAREHOLDERS:
MAKE YOUR VOTE COUNT
In an evolving industry, ADP must adapt to avoid losing ground to more innovative competitors.
ADP’s current plan: more of the same. Our plan: improve efficiency, Innovation and customer service to drive strong and stable growth, and increase profits and long term shareholder value.
Join our live webcast in which all ADP shareholders can ask questions about our plan.
Tuesday, October 10, 2017 | 7:00 PM EDT. | www.ADPascending.com
Learn more about our plan and how to cast your vote for ADP’s future at www.ADPascending.com.
Vote GOLD

Pershing Square placed the following advertisement in the Atlanta Journal-Constitution:

ADPASCENDING
ADP SHAREHOLDERS:
MAKE YOUR VOTE COUNT
In an evolving industry, ADP must adapt to avoid losing ground to more innovative competitors.
ADP’s current plan: more of the same. Our plan: improve efficiency, innovation and customer service to drive strong and stable growth, and increase profits and long term shareholder value.
Join our live webcast in which all ADP shareholders can ask questions about our plan.
Tuesday, October 10, 2017 | 7:00 PM EDT. | www.ADPascending.com
Learn more about our plan and how to cast your vote for ADP’s future at www.ADPascending.com.
Vote GOLD

Pershing Square placed the following advertisement in the New York Post:

ADPASCENDING
ADP SHAREHOLDERS:
MAKE YOUR VOTE COUNT
In an evolving industry, ADP must adapt to avoid losing ground to more innovative competitors.
ADP’s current plan: more of the same. Our plan: improve efficiency, innovation and customer service to drive strong and stable growth, and increase profits and long term shareholder value.
Join our live webcast in which all ADP shareholders can ask questions about our plan.
Tuesday, October 10, 2017 | 7:00 PM EDT. | www.ADPascending.com
Learn more about our plan and how to cost your
Vote for ADP’s future at www.ADPascending.com
Vote GOLD

Pershing Square posted the following materials on ADPascending.com:

ADP Ascending HOME HOW TO VOTE THE NOMINEES INVESTOR MATERIALS REACTIONS CONTACT PRESS RELEASES TIMELINE PRESS RELEASES PRESENTATIONS & VIDEOS QUESTIONS LETTERS & FILINGS Pershing Square Press Releases: October 10, 2017 Pershing Square Releases Fourth in a Series of Questions for ADP October 5, 2017 Pershing Square Releases Third in a Series of Questions for ADP October 2, 2017 Pershing Square Announces Live Webcast for ALL ADP Shareholders on October 10, 2017 September 28, 2017 Pershing Square Releases Letter to Shareholders September 25, 2017 Pershing Square Releases Detailed Response to ADP’s September 12, 2017 Presentation September 20, 2017 Pershing Square Releases Letter to Shareholders September 13, 2017 Pershing Square Responds to ADP Presentation September 8, 2017 Pershing Square Reminds Investors of the ADP Record Date for Voting at the 2017 Annual Meeting September 7, 2017 Pershing Square Reminds Investors of the ADP Record Date for Voting at the 2017 Annual Meeting September 6, 2017 Pershing Square Comments on Meeting with ADP Board September 5, 2017 Pershing Square Files Definitive Proxy Materials for ADP 2017 Annual Meeting August 21, 2017 Pershing Square Issues Statement Regarding ADP August 18, 2017 Pershing Square Announces Replay of Webcast Available at www.ADPascending.com August 16, 2017 Pershing Square Announces Details for Webcast August 7, 2017 Pershing Square Announces Nominees for Election to the Board of Directors of ADP August 4, 2017 Pershing Square Announces Investment in ADP Sign up for email updates: EMAIL* SUBMIT Contacts Pershing Square Fran McGill 212 909 2455 McGill@persq.com Rubenstein Steve Murray 212 843 8293 smurray@rubenstein.com Eric Kuo 212 843 8494 ekuo@rubenstein.com © 2017 Pershing Square Capital Management, L.P. | Disclaimer | SEC Filings PROXY STATEMENT

ADP Ascending HOME HOW TO VOTE THE NOMINEES INVESTOR MATERIALS REACTIONS CONTACT PERSHING SQUARE’S WEEKLY QUESTIONS TO ADP TIMELINE PRESS RELEASES PRESENTATIONS & VIDEOS QUESTIONS LETTERS & FILINGS Since our first presentation on August 17, 2017, ADP has yet to respond to the substance of our arguments and it has effectively stated that it can’t do any better. Pershing Square has been publishing a series of weekly questions to ADP and asks that ADP answer these questions publicly and in a timely manner so that all investors may better evaluate the company’s performance and future prospects. QUESTION 4: Competitors like Workday, Ultimate Software and Ceridian’s Dayforce have taken substantial market share at the expense of ADP, despite ADP spending significantly more on R&D. Why doesn’t ADP have a best-in-class product for the Enterprise market? QUESTION 3: Why is ADP’s labor productivity ~28% below its competitors’, particularly in light of its enormous scale advantage? QUESTION 2: When ADP owned Dealer Services, it aimed to produce just ~50bps of annual margin improvement. When Dealer Services was spun-off as CDK Global (“CDK”), it promptly identified an opportunity to double margins without negative consequence to CDK’s customers, shareholders or other stakeholders. Why was ADP not able to realize this opportunity when it owned CDK? CDK achieved this improvement by engaging constructively with shareholders, hiring an outside consultant to evaluate its potential, and announcing a transformation plan - why won’t ADP do the same? CDK’s Margin Transformation (1) Adjusted margins expensed stock-based compensation and D&A. 2014 EBIT adjusted to expense $16.8m of incremental costs associated with the formation of corporate departments as a stand-alone public company. These costs were incurred in fiscal 2016 and have been reflected as adjustments in fiscal 2014 to present these periods on a comparable basis. QUESTION 1: What are ADP’s margins in Employer Services by sub-segment (Small-Business (“SMB”), Mid-Market, Enterprise, and International), excluding float and allocating corporate expenses? Is ADP earning comparable margins to Paychex (~41%) in its SMB business? If so, that would imply 12% margins for the rest of Employer Services. Sign up for email updates: EMAIL* SUBMIT Contacts Pershing Square Fran McGill 212 909 2455 McGill@persq.com Rubenstein Steve Murray 212 843 8293 smurray@rubenstein.com Eric Kuo 212 843 8494 ekuo@rubenstein.com © 2017 Pershing Square Capital Management, L.P. | Disclaimer | SEC Filings PROXY STATEMENT

Pershing Square sent the following email to certain subscribers of www.ADPascending.com:

Subscribe Past Issues Translate RSS View this email in your browser ADPASCENDING October 10, 2017 Thank you for your interest in ADP Ascending. Below find a list of pages that have been updated with new or changed content. Press Releases: Pershing Square Releases Fourth in a Series of Questions for ADP Reminds Shareholders about Live Webcast for ALL ADP Shareholders Tonight LEGAL NOTICE, DISCLAIMER AND FORWARD-LOOKING INFORMATION Pershing Square Capital Management, L.P. (“Pershing Square”) and certain of Its affiliated funds have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying GOLD proxy card to be used to solicit proxies in connection with the upcoming annual meeting of stockholders (the “Annual Meeting”) of Automatic Data Processing, Inc. (the “Company”) and the election of a state of director nominees at the Annual Meeting (the “Solicitation”). Stockholders are advised to read the proxy statement and any other documents related to the Solicitation because they contain important Information, including information relating to the participants in the Solicitation. These materials and other materials filed by Pershing Square with the SEC in connection with the Solicitation are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Pershing Square with the SEC are also available, without charge, by directing a request to Pershing Square’s proxy solicitor, D.F. King & Co., Inc., 48 Wall Street 22nd Floor, New York, New York 10005 (Call Collect: (212) 269-5550; Call Toll Free: (866) 342-1635) or email:ADP@dfking.com. William A. Ackman, Veronica M. Hagen, V. Paul Unruh, Pershing Square, PS Management GP, LLC (“PS Management”), Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd., Pershing Square Holdings, Ltd. and Pershing Square VI Master, L.P. may be deemed “participants” under SEC rules in the Solicitation. William A. Ackman, Pershing Square and PS Management may be deemed to beneficially own the equity securities of the Company described in Pershing Square’s statement on Schedule 13D initially filed with the SEC on August 7, 2017 (the “Schedule 13D”), as it may be amended from time to time. Except as described in the Schedule 13D, none of the Individuals listed above has a direct or Indirect interest, by security holdings or otherwise, in the Company or the matters to be acted upon, if any, in connection with the Annual Meeting. Neither the press release or related email notification is an offer to purchase nor a solicitation of an offer to sell any securities of any investment funds managed by Pershing Square, or the Company, or of any other person. While certain funds managed by Pershing Square have Invested in the common stock of, and/or derivatives referencing, the Company, Pershing Square is not an affiliate of the Company and is not authorized to disseminate any information for or on behalf of the Company. Copyright © 2017 ADPAscending, All rights reserved. Want to change how you receive these emails? You can update your preferences or unsubscribe from this list.

Pershing Square posted the following material to their Facebook Page relating to Automatic Data Processing, Inc. (the “Company”):

ADP Ascending
ADP ASCENDING 3hrs.
Read the Street on our effort to transform ADP for shareholders #VoteGOLD
Jim Cramer on Bill Ackman: Give Him an ADP Board Seat
Billionaire investor Bill Ackman thinks ADP has much more potential, even though its stock has outperformed the S&P 500 in recent years.
THESTREET.COM
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ADP ASCENDING ADP Ascending
Published by Global strategy group [?]. 3 mins.
Why is it that ADP has lower labor productivity than all of its competitors? Make sure to tune in to our shareholder presentation today at 7PM ET to learn more about the opportunity for ADP to address this productivity gap and how PSCM’S board nominees can help the company achieve its full potential. #VoteGold
Home | ADP Ascending
ADP Ascending asks is ADP achieving its full potential and investors and analysts who would like to ask a question should vote the GOLD Proxy Card.
ADPASCENDING.COM
Boost Post

Pershing Square posted the following material to their Twitter page relating to the Company:

ADP ASCENDING
ADP Ascending @ADPascending . 3h
Read @TheStreet on our effort to transform $ADP for shareholders #VoteGOLD
Jim Cramer on Bill Ackman: Give him an ADP Board Seat
Billionaire investor Bill Ackman thinks ADP has much more potential, even though its stock has outperformed the S&P 500 in recent years.
Thestreet.com

ADP Ascending @ADP ascending. 5m
Why is it that ADP has lower labor productivity than all of its competitors?-
@BillAckman Via @CNBC
Bill Ackman says ADP shareholders are saying ‘yes’ to proxy fight
Jim Cramer Spoke to pershing Square’s Bill Ackman about his ongoing proxy fight with the board of directors at ADP.
Cnbc.com

ADP ASCENDING
ADP Ascending @ ADPascending . 38s
Tune in today at 7PM ET to @BillAckman’s live presentation about the opportunity at $ADP. Participate here:
Home ADP Ascending
ADP Ascending asks is ADP achieving its full potential and investors and analysts who would like to ask a question should vote the GOLD Proxy Card.
Adpascending.com